Each series of RS Investment Trust (the "Trust") was reorganized into newly created corresponding series of Victory Portfolios, a registered investment company, effective July 29, 2016, following approval by the shareholders and Board of Trustees of the Trust.

		AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of June 1, 2016, by and among Victory Portfolios, a Delaware statutory trust (the "Acquiring Trust"), on behalf of each series portfolio set forth on Schedule A (each, an "Acquiring Fund"), and RS Investment Trust, a Massachusetts business trust (the
"Acquired Trust"), on behalf of each series portfolio set forth on Schedule A (each, an "Acquired Fund"), and, for purposes of Section
9.2 only, Victory Capital Management Inc. ("Victory Capital") and
RS Investment Management Co. LLC ("RSIM"). The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

      This Agreement applies to each reorganization between an Acquired Fund and its corresponding Acquiring Fund as if each reorganization is the subject of a separate agreement. Each
Acquired Fund and the Acquired Trust, acting for itself and on behalf of each Acquired Fund, and each Acquiring Fund and the Acquiring Trust, acting for itself and on behalf of each Acquiring Fund, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party.

      This Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of:

	(i)	the transfer of all of the assets of the Acquired
		Fund in exchange solely for Class A shares of the Acquiring Fund ("Class A Acquisition Shares"), Class
                C shares of the Acquiring Fund ("Class C Acquisition shares"), Class R shares of the Acquiring Fund ("Class
                R Acquisition shares") and Class Y shares of the Acquiring Fund ("Class Y Acquisition shares, and, collectively with the Class A Acquistion shares, the Class C Acquisition shares, and the Class R Acquisition shares, the "Acquiring Fund Shares") of beneficial interest, $0.001 par value per share, of Acquiring Fund;

	(ii)	the assumption by the Acquiring Fund of all of the
		liabilities (as hereinafter defined) of the Acquired
		Fund; and

	(iii)	the distribution, after the closing date provided in
		Section 3.1 (the "Closing Date"), of, as applicable, each of the Class A Acquisition Shares pro rata to each of the Class A shareholders of the Acquired Fund, each of the Class C Acquisition Shares pro rata to each of the Class C shareholders of the Acquired Fund, each of the Class R Acquisition Shares pro rata to each of the Class K shareholder of the Acquired Fund, and each of the Class Y Acquisition Shares pro rata to each of of the Class Y shareholders of the Acquired Fund, and the termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

      		WHEREAS, each of the Acquired Fund and the Acquiring Fund is a separate series of an open-end, registered investment company of the management type;

      		WHEREAS, the Board of Trustees of the Acquiring Trust has determined that the exchange of all of the assets of the Acquired Fund for the Acquiring Fund Shares and the assumption of all of the liabilities of the Acquired Fund by the Acquiring Fund on the terms and conditions hereinafter set forth are in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund's existing shareholders will not be diluted as a result of the transactions contemplated hereby; and

      		WHEREAS, the Board of Trustees of the Acquired Trust has determined that such exchange is in the best interests of the Acquired Fund and that the interests of the Acquired Fund's existing shareholders will not be diluted as a result of the transactions contemplated herein;

      		NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:


1.	TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR
ASSUMPTION OF LIABILITIES AND THE ACQUIRING FUND SHARES AND
LIQUIDATION OF THE ACQUIRED FUND.

1.1.	Subject to the terms and conditions hereof and on the basis of
	the representations and warranties contained herein:

   (a) The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund will acquire, on the Closing Date, all of the properties and assets of the Acquired Fund as set forth in Section 1.2.

   (b)	In consideration therefor, the Acquiring Fund shall, on the
	Closing Date, (i) issue and deliver to the Acquired Fund, as applicable, shares of a corresponding class of the Acquiring Fund (including fractional shares of any), having a net asset value equal to the net asset value of, as applicable, the corresponding Acquiring Fund Class, computed in the manner and as of the time and date set forth in Section
	2.2., as follow:

	Acquired Fund Class         Acquiring Fund Class
		A			A
		C			C
		R			K
		Y			Y

	and and (ii) assume all of the liabilities of the Acquired Fund as of the Closing Date (as defined in Section 3.1).
	Such transactions shall take place at the closing provided for in Section 3 (the "Closing").

   (c)	Upon consummation of the transactions described in subsections
	(a) and (b) above, the Acquired Fund in complete liquidation shall distribute to its shareholders of record as of the Closing Date the Acquiring Fund Shares received by it, each shareholder being entitled to receive that number of, as applicable, Class A Acquisition Shares, Class C Acquisition Shares, Class R Acquisition Shares or Class Y Acquisition Shares equal to the total of (i) the number of Class A, Class C, Class K or Class Y shares, as applicable, of the Acquired Fund (the "Acquired Fund Shares") held by such shareholder divided by the number of such Class A, Class C, Class K shares or Class Y shares, as applicable, of the Acquired Fund outstanding on such date multiplied by (ii) the total number of Class A Acquisition Shares, Class C Acquisition Shares, Class R Acquisition Shares, or Class
	Y Acquisition Shares, as applicable, as of the Closing Date.


1.2.	The assets of the Acquired Fund to be acquired by the
Acquiring Fund shall consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other properties and assets which are owned by the Acquired Fund on the Closing Date and any deferred expenses, other than any unamortized organizational expenses, shown as an asset on the books of the Acquired Fund on the Closing Date.

1.3.	As provided in Section 3.4, as soon after the Closing Date
as is conveniently practicable (the "Liquidation Date"), the Acquired Fund will liquidate and distribute pro rata, as applicable, to its Class A shareholders of record the Class A Acquisition Shares received by the Acquired Fund as contemplated by Section 1.1; to its Class C shareholders of record the Class C Acquisition Shares received by the Acquired Fund as contemplated by Section 1.1; to its Class K shareholders of record the Class R Acquisition Shares received by the Acquired Fund as contemplated by Section 1.1.; and to its Class Y shareholders of record the Class Y Acquisition Shares received by the Acquired Fund as contemplated by Section 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of Acquired Fund shareholders and representing the respective pro rata number of the Acquiring Fund Shares due to such shareholders. The Acquiring Fund shall not be obligated to issue certificates representing the Acquiring Fund
Shares in connection with such exchange.

1.4.	With respect to the Acquiring Fund Shares distributable
pursuant to Section 1.3 to an Acquired Fund shareholder holding a certificate or certificates for shares of the Acquired Fund, if any, on the Valuation Date, the Acquiring Fund will not permit such shareholder to receive Acquiring Fund Share certificates therefor, exchange such Acquiring Fund Shares for shares of other series of the Acquiring Trust, effect an account transfer of such Acquiring Fund Shares, or pledge or redeem such Acquiring Fund Shares until the Acquiring Fund has been notified by the Acquired Fund or its agent that such Acquired Fund shareholder has surrendered all his or her outstanding certificates for Acquired Fund Shares or, in the event of lost certificates, posted adequate bond.

1.5.	As soon as practicable after the Closing Date, the Acquired
Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete liquidation. As promptly as practicable after the liquidation of the Acquired Fund and the liquidation of all other outstanding series of shares of the Acquired Trust, the Acquired Trust shall be dissolved pursuant to the provisions of the Acquired Trust's Declaration of Trust and Bylaws, as amended, and applicable law, and its legal existence terminated. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Closing Date and thereafter.

1.6.	Any and all obligations or liabilities arising under or in
respect of this Agreement shall be those of the Acquired Fund or the Acquiring Fund, as the case may be, and shall not otherwise be obligations or liabilities of the Acquired Trust or the Acquiring Trust, and, for clarity, under no circumstances will any other series of the Acquired Trust or the Acquiring Trust have any obligation or liability under or in respect of this Agreement or the transactions contemplated hereby.

2.	VALUATION.

2.1.	On the Closing Date, the Acquiring Fund will deliver to
the Acquired Fund a number of, as applicable, Class A Acquisition Shares, Class C Acquisition Shares, Class R Acquisition Shares and Class Y Acquisition Shares (including fractional shares, if any) having a net asset value equal to the value of the assets acquired by the Acquiring Fund on the Closing Date attributable to, as applicable, the Class A, Class C, Class K and Class Y shares, respectively, of the Acquired Fund, less the value of the liabilities of the Acquired Fund attributable to, as applicable, the Class A, Class C, Class K shares and Class Y shares, respectively, of the Acquired Fund, determined as hereafter provided in this Section 2.

2.2.	The value of the Acquired Fund's net assets will be computed as of the Valuation Date using the valuation procedures for the Acquiring Fund set forth in the Acquiring Trust's currently-effective Agreement and Declaration of Trust (the "Acquiring Trust's Trust Instrument") and the Acquiring Fund's then current prospectus or prospectuses and statement of additional information (collectively, as amended or supplemented from time to time, the "Acquiring Fund Prospectus").

2.3.	The Valuation Date shall be 4:00 p.m. Eastern time on the
Closing Date, or such other date and time as may be mutually agreed upon in writing by the parties hereto (the "Valuation Date").

2.4.	The Acquiring Fund shall issue the Acquiring Fund Shares
to the Acquired Fund on one share deposit receipt registered in the name of the Acquired Fund. The Acquired Fund shall distribute in liquidation, as applicable, the Class A Acquisition Shares, Class C Acquisition Shares, Class R Acquisition Shares and Class Y Acquisition Shares received by it hereunder pro rata to, as applicable, its Class A, Class C, Class K and Class Y shareholders, respectively, by redelivering such share deposit receipt to the Acquiring Trust's transfer agent which will as soon as practicable set up open accounts for Acquired Fund shareholders in accordance with written instructions furnished by the Acquired Fund.

2.5.	The Acquired Fund will pay or cause to be paid to the
Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Closing Date with respect to the Investments and other properties and assets of the Acquired Fund, whether accrued or contingent, received by it on or after the Closing Date. Any such distribution shall be deemed included in the assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone "ex-dividend" prior to the Valuation Date, in which case any such distribution which remains unpaid at the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

2.6.	All computations of value shall be made by the pricing
agent for the Acquiring Fund, in accordance with its regular practice in pricing the shares and assets of the Acquiring Fund using the valuation procedures set forth in the Acquiring Trust's Trust Instrument and the Acquiring Fund Prospectus.

3.	CLOSING AND CLOSING DATE.

3.1.	The Closing Date shall be July 29, 2016, at such time after
4:00 p.m. Eastern time as the parties may agree, or at such other date and time to which the parties may agree. The Closing shall be held at the offices of Victory Capital or at such other place as the parties may agree.

3.2.	The portfolio securities of the Acquired Fund shall be
made available by the Acquired Fund to State Street Bank and Trust Company as custodian for the Acquiring Fund (the "Custodian"), for examination no later than five business days preceding the Valuation Date. On the Closing Date, such portfolio securities and all the Acquired Fund's cash shall be delivered by the Acquired Fund to the Custodian for the account of the Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department's book-entry system or by The Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the "1940 Act"), and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof.
The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "State
Street Bank and Trust Company custodian for [?] Fund."

3.3.	In the event that on the Valuation Date (a) the New York
Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days after the Valuation Date, this Agreement may be terminated by the Acquiring Fund or the Acquired Fund upon the giving of written notice to the other parties.

3.4.	At the Closing, the Acquired Fund, or its transfer agent,
shall deliver to the Acquiring Fund, or its designated agent, a list of the names and addresses of the Acquired Fund shareholders and the number of outstanding shares of the Acquired Fund owned by each Acquired Fund shareholder, all as of the close of business on the Valuation Date, certified by any duly elected officer of the Acquired Trust on behalf of the Acquired Fund. The Acquiring Fund will provide to the Acquired Fund evidence reasonably satisfactory to the Acquired Fund that the Acquiring Fund Shares issuable pursuant to Section 1.1 have been credited to the Acquired Fund's account on the books of the Acquiring Fund. On the Liquidation
Date, the Acquiring Fund will provide to the Acquired Fund evidence reasonably satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited pro rata to open accounts in the names of Acquired Fund shareholders as provided in Section 1.3.

3.5.	At the Closing, each party shall deliver to the other such
bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by Section 1.

4.	REPRESENTATIONS AND WARRANTIES.

4.1.	Representations and Warranties of the Acquired Trust, on
behalf of the Acquired Fund.

The Acquired Trust, on behalf of the Acquired Fund, represents and warrants the following to the Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

   (a)	The Acquired Trust is a business trust duly organized and
        validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Acquired Trust is not required to qualify as a foreign entity in any jurisdiction where it is not so qualified and the failure to so qualify would have a material adverse effect on the Acquired Fund. The Acquired Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted.

   (b)	The Acquired Trust is duly registered under the 1940 Act, as a management company of the open-end type, and such registration has not been revoked or rescinded and is in full force and effect, and the Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of the Acquired Trust, as amended, and the 1940 Act.

   (c)	The Acquired Fund is not in violation in any material respect of any provisions of the Acquired Trust's Declaration of Trust or Bylaws, each as amended, or any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

   (d)	The Acquired Fund's current prospectuses and statements of
        additional information (collectively, as amended or supplemented from time to time, the "Acquired Fund Prospectus") conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the
        1940 Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and do not include any untrue statement of a material fact or omit to state any material fact relating to either the Acquired Trust or the Acquired Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (e)	At the Closing Date, the Acquired Fund will have good and
	marketable title to the Acquired Fund's assets to be transferred to the Acquiring Fund pursuant to Section 1.2.

   (f)	No material litigation, administrative or other proceedings or
	investigation is presently pending or, to the knowledge of the Acquired Trust or the Acquired Fund, threatened as to the Acquired Fund or any of its properties or assets or any
	person whom the Acquired Fund may be obligated to directly or
	indirectly indemnify in connection with such 	litigation,
	proceedings or investigation. Neither the Acquired Trust nor
	the Acquired Fund knows of any 	facts which might form the
	basis for the institution of such proceedings and neither the Acquired Trust nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

   (g)	The statements of assets and liabilities, statements of
	operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of the Acquired Fund at, as of and for the fiscal year ended December 31, 2015, audited by PricewaterhouseCoopers, independent registered public accounting firm to the Acquired Fund, copies of which have been furnished to the Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such date and for the period then ended in accordance with accounting principles generally accepted in the United States consistently applied, and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since December 31, 2015. Prior to the Closing Date, the Acquired Fund will endeavor to quantify and reflect on its statements of assets and liabilities all of its material known liabilities and will advise the Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2015, whether or not incurred in the ordinary course of business.

   (h)	Since December 31, 2015, there has not been any material
	adverse change in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business).

   (i)	As of the Closing Date, all federal and other tax returns and
	reports of the Acquired Fund required by law to have been filed by such date (giving effect to extensions) shall have been timely filed and were true, correct and complete in all material respects as of the time of their filing, and all taxes of the Acquired Fund which are due and payable shall have been timely paid. The Acquired Fund is not liable for taxes of any person other than itself and is not a party to any tax sharing or allocation agreement. All of the Acquired Fund's tax liabilities will have been adequately provided for on its books. To the best of the Acquired Trust's or the Acquired Fund's knowledge, the Acquired Fund has not had any tax deficiency or liability asserted against it or question with respect thereto raised, and it is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

   (j)	The Acquired Fund has met the requirements of subchapter M of
	the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Closing Date treating the Closing Date as the close of its tax year if the year does not otherwise close on such date. The Acquired Fund has not at any time since its inception been liable for nor is now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. There is no other tax liability (foreign, state, local) except as accrued on the Acquired Fund's books. The Acquired Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply. The Acquired Fund will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the regulations thereunder. All dividends paid by the Acquired Fund at any time prior to the Closing Date shall have been deductible pursuant to the dividends paid deduction under Section 562 of the Code.
	Except as otherwise disclosed in writing to the Acquiring Fund, the Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

   (k)	The Acquired Fund has not received written notification from
	any tax authority that asserts a position contrary to any of the above representations.

   (l)	The authorized capital of the Acquired Trust consists of an
	unlimited number of shares of beneficial interest, no par value, of such number of different series as the Board of Trustees of the Acquired Trust may authorize from time to time. The outstanding shares of beneficial interest of the Acquired Fund are divided into, as applicable, Class A, Class C, Class K, and Class Y each having the characteristics described in the Acquired Fund Prospectus and will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in Section 3.4. All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund (except as set forth in the Acquired Fund Prospectus), and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquired Fund are outstanding.

   (m)	The execution, delivery and performance of this Agreement
	have been duly authorized by the Board of Trustees of the Acquired Trust and by all other necessary trust action on the part of the Acquired Trust and the Acquired Fund, other than shareholder approval as required by Section 8.1 hereof, and subject to such shareholder approval, this Agreement constitutes the valid and binding obligation of the Acquired Trust and the Acquired Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles.

   (n)	The Acquiring Fund Shares to be issued to the Acquired Fund
	pursuant to the terms of this Agreement will not be acquired for the purpose of making any distribution thereof other than to Acquired Fund shareholders as provided in Section 1.1(c).

   (o)	The information relating to the Acquired Trust and the
	Acquired Fund furnished in writing by the Acquired Trust and the Acquired Fund to the Acquiring Trust for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby is and will be accurate and complete in all material respects and complies in all material respects with federal securities laws and regulations thereunder applicable thereto.

   (p)	As of the date of this Agreement, the Acquired Trust and the
	Acquired Fund have provided the Acquiring Fund with information relating to the Acquired Trust and the Acquired Fund reasonably necessary for the preparation of prospectuses, including the proxy statement of the Acquired Fund (the "Prospectus/Proxy Statement"), to be included in a Registration Statement on Form N-14 of the Acquiring Trust (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the 1940 Act in connection with the meeting of shareholders of the Acquired
	Fund to approve this Agreement and the transactions contemplated hereby. As of the effective date of the Registration Statement, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it contains information relating to the Acquired Trust or the Acquired Fund furnished to the Acquiring Trust in writing for inclusion therein, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

   (q)	There are no material contracts outstanding to which the
	Acquired Fund is a party, other than as disclosed in the Acquired Fund Prospectus or in the Registration Statement.

   (r)	No consent, approval, authorization or order of any court or
	governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

   (s)	As of both the Valuation Date and the Closing Date, the Acquired
	Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement.
	At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of the Acquired Fund, and without any restrictions upon the transfer thereof. As used in this Agreement, the term "Investments" shall mean the Acquired
	Fund's investments shown on the audited schedule of its portfolio investments as of December 31, 2015, referred to in Section 4.1(g) hereof, as supplemented with such changes as the Acquired Fund shall make after December 31, 2015, which changes shall be disclosed to the Acquiring Fund in an updated schedule of investments, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date.

   (t	To the best of the Acquired Trust's and the Acquired Fund's
	knowledge, all of the issued and outstanding shares of the Acquired Fund shall have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.


4.2.	Representations and Warranties of the Acquiring Trust and
the Acquiring Fund.

The Acquiring Trust, on behalf of the Acquiring Fund, represents and warrants the following to the Acquired Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

   (a)	The Acquiring Trust is a statutory trust duly organized and
	validly existing under the laws of the state of Delaware and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Acquiring Trust is not required to qualify as a foreign entity in any jurisdiction where it is not so qualified and the failure so to qualify would have a material adverse effect on the Acquiring Fund. The Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted.

   (b)	The Acquiring Trust is duly registered under the 1940 Act, as
	a management company of the open-end type, and such registration has not been revoked or rescinded and is in full force and effect, and the Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Acquiring Trust's Trust Instrument and the 1940 Act.

   (c)	The Acquiring Fund is not in violation in any material respect
	of any provisions of the Acquiring Trust's Trust Instrument or Bylaws, each as amended, or any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

   (d)	As of the Closing Date, the Acquiring Fund Prospectus will
	conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact relating to the Acquiring Trust or the Acquiring Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (e)	No material litigation, administrative or other proceedings
	or investigation is presently pending or, to the knowledge of the Acquiring Trust or the Acquiring Fund, threatened as to the Acquiring Fund or any of its properties or assets or any person whom the Acquiring Fund may be obligated to directly or indirectly indemnify in connection with such litigation, proceedings or investigation. Neither the Acquiring Trust nor the Acquiring Fund knows of any facts which might form the basis for the institution of such proceedings and neither the Acquiring Trust nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

   (f)	The Acquiring Fund has not yet commenced investment
	operations and has no known liabilities of a material nature, contingent or otherwise.

   (g)	The Acquiring Fund was established in order to effect the
	transactions described in this Agreement, and, prior to the Closing Date, will not have carried on any business activities (other than such activities as are customary to the organization of a new series of a registered investment company prior to its commencement of operations). It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a "regulated investment company" for federal income tax purposes. However, upon filing its first federal income tax return following the completion of its first taxable year, the Acquiring Fund will elect to be a "regulated investment company" and until such time will take all steps necessary to ensure that it qualifies for treatment as a "regulated investment company" under Sections 851 and 852 of the Code.

   (h)	The authorized capital of the Acquiring Trust consists of an
	unlimited number of shares of beneficial interest, $0.001 par value, of such number of different series as the Board of Trustees of the Acquiring Trust may authorize from time to time. As of the date of this Agreement, the Acquiring Fund has no outstanding shares of any class. As of the Closing Date, the outstanding shares of beneficial interest of the Acquiring Fund will be divided into, as applicable, Class A, Class C, Class R and Class Y shares, each having the characteristics described in the Acquiring Fund Prospectus. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquiring Fund are outstanding.

   (i)	The execution, delivery and performance of this Agreement has
	been duly authorized by the Board of Trustees of the Acquiring Trust and by all other necessary trust action on the part of the Acquiring Trust and the Acquiring Fund, and constitute the valid and binding obligation of the Acquiring Trust and the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors'rights generally and other equitable principles.

   (j)	The Acquiring Fund Shares to be issued and delivered to the
	Acquired Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued, as applicable, Class A, Class C, Class R and Class Y shares of beneficial interest in the Acquiring Fund, and will be fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

   (k)	The information furnished by the Acquiring Trust and the
	Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby is and will be accurate and complete in all material respects and complies in all material respects with federal securities laws and regulations thereunder applicable thereto.

   (l)	As of the effective date of the Registration Statement, the
	date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to the Acquiring Trust and the Acquiring Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

   (m)	There are no material contracts outstanding to which the
	Acquiring Fund is a party, other than as disclosed in the Acquiring Fund Prospectus and the Registration Statement.

   (n)	The books and records of the Acquiring Fund made available
	to the Acquired Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.

   (o)	No consent, approval, authorization or order of any court
	or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws.

5.	COVENANTS OF THE PARTIES.

5.1.	The Acquired Trust and the Acquiring Trust, and the Acquired
Fund and the Acquiring Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that, with respect to the Acquired Fund, such ordinary course of business will include purchases and sales of portfolio securities, sales and redemptions of Acquired Fund
Shares, and regular and customary periodic dividends and distributions, and with respect to the Acquiring Fund, it shall be limited to such actions as are customary to the organization of a new series prior to its commencement of investment operations.

5.2.	The Acquired Trust will call a meeting of the Acquired Fund
shareholders as soon as practicable after the date of filing the Registration Statement to be held prior to the Closing Date for the purpose of considering the sale of all of its assets to and the assumption of all of its liabilities by the Acquiring Fund as herein provided, adopting this Agreement and authorizing the liquidation of the Acquired Fund, and taking all other action necessary to obtain the required shareholder approval of the transactions contemplated hereby.

5.3.	In connection with the Acquired Fund shareholders' meeting
referred to in Section 5.2, the Acquiring Trust will prepare the Registration Statement and Prospectus/Proxy Statement for such meeting, which the Acquiring Trust will file for the registration under the 1933 Act of the Acquiring Fund Shares to be distributed to Acquired Fund shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act.

5.4.	Each of the Acquired Trust, the Acquired Fund, the Acquiring
Trust and the Acquiring Fund will cooperate with the others, and each will furnish to the others the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus/Proxy Statement.

5.5.	The Acquiring Fund shall, on behalf of the Acquired Fund,
cause to be timely filed tax returns (taking into account extensions) required to be filed with respect to the Acquired Fund for the taxable year ending on December 31, 2015 and shall cause to be paid any taxes shown as due thereon. The parties shall reasonably cooperate with each other in connection with the tax preparation and filing of tax returns with respect to the Acquired Fund that are due after the Closing Date.

5.6.	The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or blue sky laws as it may deem appropriate in order to continue its operations after the Closing Date.

5.7.	The Acquired Trust and the Acquired Fund agree that the
liquidation of the Acquired Fund will be effected in the manner provided in the Acquired Trust's Declaration of Trust and Bylaws, each as amended, in accordance with applicable law, and that on and after the Closing Date, the Acquired Fund shall not conduct any business except in connection with its liquidation.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

The obligations of the Acquiring Trust and the Acquiring Fund to complete the transactions provided for herein shall be subject, at their election, to the performance by the Acquired Trust and the Acquired Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1.	The Acquired Trust and the Acquired Fund shall have delivered to the Acquiring Fund a certificate executed on their behalf by the Acquired Trust's duly authorized officer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Trust and the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquired Trust and the Acquired Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.

6.2.	The Acquired Fund shall have furnished to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, with values determined as provided in Section 2 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Date, certified on the Acquired Fund's behalf by the Acquired Trust's duly authorized officer, and a certificate of both such officers, dated the Closing Date, to the effect that as of the Valuation Date and as of the Closing Date there has been no material adverse change in the financial position of the Acquired Fund since December 31, 2015.

6.3.	The assets of the Acquired Fund to be acquired by the Acquiring
Fund will include no assets which the Acquiring Fund, by reason of limitations contained in the Acquiring Trust's Trust Instrument or of investment restrictions disclosed in the Acquiring Fund Prospectus in effect on the Closing Date, may not properly acquire.

6.4.	All proceedings taken by the Acquired Trust or the Acquired
Fund in connection with the transactions contemplated by this Agreement and all material documents related thereto shall be reasonably satisfactory in form and substance to the Acquiring Fund.

6.5.	The Acquired Fund shall have furnished to the Acquiring Fund a certificate, signed on its behalf by a duly authorized officer of the Acquired Trust, as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such adjusted tax basis as the Acquiring Fund may reasonably request.

6.6.	The Acquired Fund's custodian shall have delivered to the
Acquiring Fund a certificate identifying all of the assets of the Acquired Fund held by such custodian as of the Valuation Date.

6.7.	The Acquired Fund's transfer agent shall have provided to the
Acquiring Fund's transfer agent (i) the originals or true copies of all of the records of the Acquired Fund in the possession of the Acquired Fund's transfer agent as of the Closing Date, (ii) a record specifying the number of Acquired Fund Shares outstanding as of the Valuation Date and (iii) a record specifying the name and address of each holder of record of any Acquired Fund Shares and the number of Acquired Fund Shares held of record by each such shareholder as of the Valuation Date. The Acquired Fund's transfer agent shall also have provided the Acquiring Fund with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

6.8.	The Acquiring Fund shall have received a favorable opinion of
Ropes & Gray, LLP, counsel to the Acquired Fund, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of such firm appropriate to render the opinions expressed therein, and in a form satisfactory to the Acquiring Fund, to the following effect:

   (a)	The Acquired Trust is an unincorporated voluntary association
	with transferable shares of beneficial interest (commonly referred to as a "Massachusetts business trust") validly existing under the laws of The Commonwealth of Massachusetts
	and has power as a business trust to own 	all of its
	properties and assets and to carry on its business, in each case as described in the Registration Statement, and the Acquired Fund is a separate series thereof duly established in accordance with the Declaration of Trust and Bylaws, each as amended, of the Acquired Trust and applicable law.

   (b)	This Agreement has been duly authorized, executed and
	delivered by the Acquired Trust, on behalf of the Acquired Fund, and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Trust, on behalf of the Acquiring Fund, is a valid and binding obligation of the Acquired Trust and the Acquired Fund enforceable against the Acquired Trust and the Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles.

   (c)	The Acquired Fund has the power as a series of a business
	trust to sell, assign, transfer and deliver the assets to be transferred by it hereunder.

   (d)	The execution and delivery of this Agreement by the Acquired
	Trust on behalf of the Acquired Fund did not, and the performance by the Acquired Trust and the Acquired Fund of their obligations hereunder will not, violate the Acquired Trust's Declaration of Trust or Bylaws, each as amended, or any provision of any agreement specified in a Certificate of Officer of the Acquired Trust to which the Acquired Trust or the Acquired Fund is a party, or by which it is bound or, result in the acceleration of any obligation or the imposition of any penalty under any such agreement, or any judgment or decree to which the Acquired Trust or the Acquired Fund is a party or by which it is bound, specified in a Certificate of Officer of the Acquired Trust.

   (e)	No consent, approval, authorization or order of any
	Commonwealth of Massachusetts or federal governmental authority is required for the consummation by the Acquired Trust or the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under state securities or blue sky laws or such as have been obtained.

   (f)	Such counsel has not represented and is not representing the
	Acquired Fund or the Acquired Trust in any legal or governmental proceedings on or before the date of mailing of the Prospectus/Proxy Statement referred to in Section 5.3 or the Closing Date required to be described in the Registration Statement which are not described as required.

   (g)	The Acquired Trust is registered with the Commission as an
	investment company under the 1940 Act.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.

The obligations of the Acquired Trust and the Acquired Fund to complete the transactions provided for herein shall be subject, at their election, to the performance by the Acquiring Trust and the Acquiring Fund of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.	The Acquiring Trust and the Acquiring Fund shall have
delivered to the Acquired Fund a certificate executed on their behalf by the Acquiring Trust's duly authorized officer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations
and warranties of the Acquiring Trust 	and the Acquiring Fund
made in this Agreement are true and correct at and as of the
Closing Date, except as they 	may be affected by the
transactions contemplated by this Agreement, and that the Acquiring Trust and the Acquiring Fund have complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2.	The Acquiring Trust, on behalf of the Acquiring Fund, shall
have executed and delivered to the Acquired Fund an Assumption of Liabilities dated as of the Closing Date pursuant to which the Acquiring Fund will assume all of the liabilities of the Acquired Fund existing at the Closing Date in connection with the transactions contemplated by this Agreement.

7.3.	All proceedings taken by the Acquiring Trust or the
Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Acquired Fund.

7.4.	The Acquired Fund shall have received a favorable opinion
of Morrison & Foerster LLP, counsel to the Acquiring Trust, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of Morrison & Foerster LLP appropriate to render the opinions expressed therein, and in a form reasonably satisfactory to the Acquired Fund, to the following effect:

   (a)	The Acquiring Trust is a "Delaware statutory trust"
    	validly existing under the laws of the State of Delaware and the Acquiring Fund is a separate series thereof duly constituted in accordance with the Trust Instrument and the Bylaws of the Trust, each as amended, and applicable law.

   (b)	This Agreement has been duly authorized, executed and
	delivered by the Acquiring Trust, on behalf of the Acquiring Fund, and assuming the due authorization, execution and delivery of this Agreement by the Acquired Trust, on behalf of the Acquired Fund, is the valid and binding obligation of the Acquiring Trust and the Acquiring Fund enforceable against the Acquiring Trust and the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles.

   (c)	The execution and delivery of this Agreement by the
	Acquiring Trust on behalf of the Acquiring Fund did not, and the performance by the Acquiring Trust and the Acquiring Fund of their obligations hereunder will not, violate the Acquiring Trust's Trust Instrument or Bylaws, each as amended, or any provision of any agreement specified in a Certificate of Officer of the Acquiring Trust to which the Acquiring Trust or the Acquiring Fund is a party, or by which it is bound, or result in the acceleration of any obligation or the imposition of any penalty under any such agreement, or any judgment, or decree to which the Acquiring Trust or the Acquiring Fund is a party, or by which it is bound, specified in a Certificate of Officer of the Acquiring Trust.
   (d)	No consent, approval, authorization or order of any New
	York State or 	federal governmental authority is
	required for the consummation by the Acquiring Trust or the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under state securities or blue sky laws or such as have been obtained.

   (e)	Such counsel has not represented and is not representing
	the Acquiring Fund or the Acquiring Trust in any legal or governmental proceedings relating to the Acquiring Fund existing on or before the date of mailing of the Prospectus/Proxy Statement referred to in Section 5.3 or the Closing Date required to be described in the Registration Statement which are not described as required.

   (f)	The Acquiring Trust is registered with the Commission as
	an investment company under the 1940 Act.

   (g)	Assuming that a consideration not less than the net
	asset value thereof has been paid, the Acquiring Fund Shares to be issued for transfer to the Acquired Fund Shareholders as provided by the Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and, except as set forth in the Acquiring Fund Prospectus, nonassessable Class A, class C, Class R and Class Y shares, as applicable of beneficial interest in the Acquiring Fund.

   (h)	The Registration Statement has become effective and, to
	the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
PARTIES.

The respective obligations of the Acquiring Trust, the Acquiring
Fund, the Acquired Trust and the Acquired Fund hereunder are subject to the further conditions that on or before the Closing
Date:

8.1.	This Agreement shall have been approved by a majority of
the outstanding shares of the Acquired Fund in the manner required by the Acquired Trust's Declaration of Trust, Bylaws, each as amended, and applicable law, and the parties shall have received reasonable evidence of each such approval.

8.2.	On the Closing Date, the Commission shall not have
issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.3.	All consents of other parties and all other consents,
orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities) deemed necessary by the Acquired Trust, the Acquired Fund, the Acquiring Trust or the Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund.

8.4.	The Registration Statement shall have become effective
under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5.	The post-effective amendment to the registration statement
of the Acquiring Trust on Form N-1A relating to shares of the Acquiring Fund shall have become effective and no stop order suspending the effectiveness thereof shall have been issued.

8.6.	The Acquired Fund and the Acquiring Fund shall have
received a favorable opinion of Morrison & Foerster LLP dated on the Closing Date (which opinion will be subject to certain qualifications) satisfactory to both parties substantially to the effect that, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, and court decisions, generally for federal income tax purposes:

   (a)	The acquisition by the Acquiring Fund of the assets of
	the Acquired Fund in exchange for the Acquiring Fund's assumption of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution by the Acquired Fund of such Acquiring Fund Shares to the shareholders of the Acquired Fund in exchange for their shares of the Acquired Fund, all as provided in Section 1 hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

   (b)	No gain or loss will be recognized by the Acquired Fund
	(i) upon the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation, as contemplated in Section 1 hereof.

   (c)	No gain or loss will be recognized by the Acquiring
	Fund upon the receipt of the assets of the Acquired Fund in exchange for the assumption of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in Section 1 hereof.

   (d)	The tax basis of the assets of the Acquired Fund
	acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired
	Fund immediately prior to the transfer.

   (e)	The holding periods of the assets of the Acquired Fund
	in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund.

   (f)	No gain or loss will be recognized by Acquired Fund
	shareholders upon the exchange of all of their Acquired
	Fund Shares for the Acquiring Fund Shares.

   (g)	The aggregate tax basis of the Acquiring Fund Shares to
	be received by each shareholder of the Acquired Fund will be the same as the aggregate tax basis of Acquired
	Fund Shares exchanged therefor.

   (h)	An Acquired Fund shareholder's holding period for the
	Acquiring Fund Shares to be received will include the period during which Acquired Fund Shares exchanged therefor were held, provided that the shareholder Acquired Fund Shares as a capital asset on the date of the exchange.

   (i)	The Acquiring Fund will succeed to and take into
	account the items of the corresponding Acquired Fund described in Section 381(c) of the Code (including capital loss carryovers), subject to the conditions and limitations specified in the Code, the regulations thereunder, and existing court decisions and published interpretations of the Code and Regulations. The opinion will be based on certain factual certifications made by officers of the Acquired Trust and the Acquiring Trust and will also be based on customary assumptions. The opinion is not a guarantee that the tax consequences of the Reorganization will be as described above. There is no assurance that the Internal Revenue Service or a court would agree with the opinion.

8.7.	At any time prior to the Closing, any of the foregoing
conditions of this Section 8 (except for Section 8.1) may be jointly waived by the Board of Trustees of the Acquired Trust and the Board of Trustees of the Acquiring Trust, if, in the judgment of the Board of Trustees of the Acquired Trust, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquired Fund and, if, in the judgment of the Board of Trustees of the Acquiring Trust, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquiring Fund.

9.	BROKERAGE FEES; EXPENSES.

9.1.	Each of the Acquired Trust, the Acquired Fund, the
Acquiring Trust and the Acquiring Fund represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

9.2.	As separately agreed between Victory Capital and RSIM,
Victory Capital and RSIM agree to assume and to pay all expenses incurred by the Acquiring Trust, the Acquiring Fund, the Acquired Trust, and the Acquired Fund in connection with the transaction contemplated by this Agreement.

10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

10.1.	This Agreement supersedes all previous correspondence and
oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter and may not be changed except by a letter of agreement signed by each party hereto.

10.2.	The representations, warranties and covenants contained in
this Agreement or in any other document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except
Sections 1.1, 1.3, 1.5, 9, 14 and 15.

11.	TERMINATION.

11.1.	This Agreement may be terminated by the mutual agreement of
the Acquired Trust, on behalf of the Acquired Fund, and the Acquiring Trust, on behalf of the Acquiring Fund, prior to the Closing Date.

11.2.	In addition, either of the Acquired Trust or the Acquiring
Trust may at its option terminate this Agreement at or prior to the Closing Date because:

   (a)	With respect to a termination by the Acquired Trust, of a
	material breach by the Acquiring Trust or the Acquiring Fund of any representation, warranty, covenant or agreement contained herein to be performed by the Acquiring Trust or the Acquiring Fund at or prior to the Closing Date; or with respect to a termination by the Acquiring Trust, of a material breach by the Acquired Trust or Acquired Fund of any representation, warranty, covenant or agreement herein to be performed by the Acquired Trust or the Acquired Fund at or prior to the Closing Date;

   (b)	A condition herein expressed to be precedent to the
	obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or
   (c)	Any governmental authority of competent jurisdiction shall
	have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this
	Section 11.2(c) shall have used its reasonable efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

11.3.	If the transactions contemplated by this Agreement have not
	been substantially completed by December 31, 2016, this Agreement shall automatically terminate on that date unless a later date is agreed to by all of the parties to this Agreement.

11.4.	In the event of the termination of this Agreement and
abandonment of the transactions contemplated hereby pursuant to this Section 11, this Agreement shall become void and have no effect except that (a) Sections 9.1, 9.2, 11.4, 14 and 15 shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liability or damages arising out of any breach of any provision of this Agreement by any party prior to the date of termination, unless the termination is effected pursuant to Section 11.1.

12.	TRANSFER TAXES.

        Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

13.	AMENDMENTS.

	This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquiring Trust and the Acquired Trust; provided, however, that following the shareholders' meeting called by the Acquired Fund pursuant to Section 5.2 no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to shareholders of the Acquired Fund under this Agreement to the detriment of such shareholders without their further approval.

14.	NOTICES.

	Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by, telecopy or certified mail addressed to the Acquired Trust or the Acquired Fund at One Bush Street, Suite 900, San Francisco, CA 94104, Attn: Nina Gupta, with a copy to Elizabeth Reza, Ropes & Gray LLP, Prudential Tower, 800
Boylston Street, Boston, MA 02199, or the Acquiring Trust or the Acquiring Fund at 4900 Tiedeman Road, Brooklyn, Ohio 44144,
Attn: Christopher K. Dyer, with a copy to Jay G. Baris, Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019.

15.	MISCELLANEOUS.

15.1.	The article and Section headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.

15.3.	This Agreement shall be governed by and construed in
accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

15.4.	This Agreement shall bind and inure to the benefit of
the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.5.	All covenants, agreements, representations and warranties
made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

15.6.	A copy of the Acquired Trust's Amended and Restated
Agreement and Declaration of Trust dated March 13, 1997, as amended, to which reference is hereby made is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law. This Agreement was executed or made by or on behalf of the Acquired Trust and the Acquired Fund by the Trustees or officers of the Acquired Trust as Trustees or officers and not individually and the obligations of this Agreement are not binding upon any of them or the shareholders of the Acquired Fund individually but are binding only upon the assets and property of the Acquired Trust or upon the assets belonging to the series or class for the benefit of which the Trustees have caused this Agreement to be made.

15.7.	A copy of the Acquiring Trust's Certificate of Trust, to
which reference is hereby made, is on file at the office of the Secretary of State of the State of Delaware and elsewhere as required by law. This Agreement was executed or made by or on behalf of the Acquiring Trust and the Acquiring Fund by the Trustees or officers of the Acquiring Trust as Trustees or officers and not individually and the obligations of this Agreement are not binding upon any of them or the shareholders of the Acquiring Fund individually but are binding only upon the assets and property of the Acquiring Trust or upon the assets belonging to the series or class for the benefit of which the Trustees have caused this Agreement to be made.

15.8	It is expressly agreed that the obligations of the
Acquired Fund hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Acquiring Trust personally, but shall bind only the Acquiring Trust property of the Acquiring Fund, as provided in the Acquiring Trust's Trust Instrument, as amended. The execution and delivery of this Agreement have been authorized by the Board of Trustees of the Acquiring Trust on behalf of the Acquiring Fund and signed by authorized officers of the Acquiring Trust, acting as such. Neither the authorization by the Board of Trustees of the Acquiring Trust nor the execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Acquiring Trust property of the Acquiring Fund as provided in the Acquiring Trust's Trust Instrument, as amended.




      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

	RS INVESTMENT TRUST,
	on behalf of each of its series portfolios listed on Schedule A, individually and not jointly


	By:
	        Name: Matthew H. Scanlan
		Title:   President


	VICTORY PORTFOLIOS,
	on behalf of each of its series portfolios listed on Schedule A, individually and not jointly


	By:
		Name:  Christopher K. Dyer
		Title:    President


	For purposes of Section 9.2 only:

	VICTORY CAPITAL MANAGEMENT INC.


	By:
		Name: Michael D. Policarpo II
		Title:   Chief Operating Officer


	For purposes of Section 9.2 only:

	RS INVESTMENT MANAGEMENT CO. LLC


	By:
		Name: Matthew H. Scanlan
		Title:   Chief Executive Officer


SCHEDULE A

RS Investment Trust Acquired Fund
Victory Portfolios Acquiring Fund
RS Focused Growth Opportunity Fund
Victory RS Focused Growth Opportunity Fund
RS Focused Opportunity Fund
Victory RS Focused Opportunity Fund
RS Growth Fund
Victory RS Growth Fund
RS Mid Cap Growth Fund
Victory RS Mid Cap Growth Fund
RS Select Growth Fund
Victory RS Select Growth Fund
RS Small Cap Equity Fund
Victory RS Small Cap Equity Fund
RS Small Cap Growth Fund
Victory RS Small Cap Growth Fund
RS Technology Fund
Victory RS Science and Technology Fund
RS Investors Fund
Victory RS Investors Fund
RS Large Cap Alpha Fund
Victory RS Large Cap Alpha Fund
RS Partners Fund
Victory RS Partners Fund
RS Value Fund
Victory RS Value Fund
RS Global Fund
Victory RS Global Fund
RS International Fund
Victory RS International Fund
RS China Fund
Victory Sophus China Fund
RS Emerging Markets Fund
Victory Sophus Emerging Markets Fund
RS Emerging Markets Small Cap Fund
Victory Sophus Emerging Markets Small Cap Fund
RS Global Natural Resources Fund
Victory Global Natural Resources Fund
RS Investment Quality Bond Fund
Victory INCORE Investment Quality Bond Fund
RS Low Duration Bond Fund
Victory INCORE Low Duration Bond Fund
RS High Yield Fund
Victory High Yield Fund
RS Tax-Exempt Fund
Victory Tax-Exempt Fund
RS High Income Municipal Bond Fund
Victory High Income Municipal Bond Fund
RS Floating Rate Fund
Victory Floating Rate Fund
RS Strategic Income Fund
Victory Strategic Income Fund